Strata Holding, Inc.
                            and Ready Finance, Inc.

                          Combined Financial Statements
                            and Supplemental Material

                          Year ended December 31, 1996

                              Strata Holding, Inc.
                             and Ready Finance, Inc.

                                    Contents



Independent auditors' report                                     3

Financial statements
      Combined balance sheet                                     4
      Combined statement of operations                           5
      Combined statement of stockholders' equity                 6
      Combined statement of cash flows                           7
      Notes to combined financial statements                     8 - 14

Supplemental material
      Independent auditors' report on supplemental material      16
      Combining balance sheet                                    17
      Combining statement of operations                          18

BDO Seidman, LLP
Accountants and Consultants
201 S. Orange Avenue, Suite 950
Orlando, FL 32801-3241
Telephone:  (407) 841-6930
Fax:  (407) 841-6347


Independent Auditors' Report


Strata Holding, Inc. and Ready Finance, Inc.
West Palm Beach, Florida

We have audited the accompanying combined balance sheets of Strata Holding Inc. and Ready Finance, Inc. (collectively "the Company") as of December 31, 1996 and the related combined statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Strata Holding, Inc. and Ready Finance, Inc. as of December 31, 1996, and the results of their combined operations and their combined cash flows for the year then ended in conformity with generally accepted accounting principles.



                                      /s/ BDO Seidman, LLP
Orlando, Florida                      Certified Public Accountants
September 7, 1997

Strata Holding, Inc.
and Ready Finance, Inc.

Combined Balance Sheet



December 31                                            1996
- -----------                                            ----
Assets (Note 5)
Cash                                               $    86,000
Accounts receivable                                    171,592

Finance receivables, principal balances (Note 2)     5,627,381
  Less allowance for credit losses (Note 2)         (1,158,712)
                                                   -----------


Finance receivables, net                             4,468,669

Inventories (Note 3)                                 1,530,253
Property and equipment, net (Note 4)                    69,180
Other                                                   91,135
                                                   -----------


                                                   $ 6,416,829
                                                   -----------


Liabilities and stockholders' equity
Liabilities
Accounts payable                                   $   271,882
Sales taxes payable                                     23,370
Note payable - bank (Note 5)                         1,640,000
Notes payable - related parties (Note 5)             2,514,625
                                                   -----------


Total liabilities                                    4,449,877
                                                   -----------


Commitments (Note 7)                                        --

Stockholders' equity (Note 6)
Common stock                                             2,000
Retained earnings                                    1,964,952
                                                   -----------


Total stockholders' equity                           1,966,952
                                                   -----------


                                                   $ 6,416,829
                                                   -----------



            See accompanying notes to combined financial statements.

Strata Holding, Inc.
and Ready Finance, Inc.

Combined Statements of Operations


Year ended December 31,                     1996
- -----------------------                     ----

Revenues:
  Sales of used vehicles                 $ 9,515,375
  Income on finance receivables            1,526,208
                                         -----------


                                          11,041,583
                                         -----------


Cost of Revenues:
  Cost of used vehicles sold               6,973,535
  Provision for credit losses (Note 2)     1,285,539
                                         -----------


                                           8,259,074
                                         -----------


Net revenues                               2,782,509

Operating expenses                         2,187,377
                                         -----------


Income from operations                       595,132
Interest expense                             218,694
                                         -----------


Net income                               $   376,438
                                         -----------



            See accompanying notes to combined financial statements.



Strata Holding, Inc.
and Ready Finance, Inc.

Combined Statement of Stockholders' Equity



                                                             Common               Retained
                                                              Stock               Earnings                  Total
- -------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                               $    2,000       $      2,098,514        $     2,100,514

Net income                                                       --                376,438                376,438

Distributions                                                    --               (510,000)              (510,000)
- -------------------------------------------------------------------------------------------------------------------


Balance, December 31, 1996                               $    2,000             $1,964,952        $     1,966,952
- -------------------------------------------------------------------------------------------------------------------
            See accompanying notes to combined financial statements.

Strata Holding, Inc.
and Ready Finance, Inc.

Combined Statement of Cash Flows



Year ended December 31,                                  1996
- -----------------------                                  ----
Cash flows from operating activities
  Net income                                         $   376,438
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Depreciation and amortization                       18,741
      Provision for credit losses                      1,285,539
      Decrease (increase):
        Accounts receivable                              (82,953)
        Inventories                                     (215,678)
        Other assets                                     (36,995)
      Increase (decrease):
        Accounts payable                                 120,551
        Sales taxes payable                               (8,668)
                                                     -----------


Net cash provided by operating activities              1,456,975
                                                     -----------


Cash flows from investing activities
  Purchase of property and equipment                     (36,345)
  Net increase in finance receivables                 (1,804,834)
                                                     -----------


Net cash used in investing activities                 (1,841,179)
                                                     -----------


Cash flows from financing activities
  Net borrowings under line of credit                  1,639,900
  Net payments on notes payable to related parties      (996,730)
  Distributions to stockholders                         (510,000)
                                                     -----------


Net cash provided by financing activities                133,170
                                                     -----------


Net decrease in cash                                    (251,034)

Cash, beginning of year                                  337,034
                                                     -----------


Cash, end of year                                    $    86,000
                                                     -----------



            See accompanying notes to combined financial statements.

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements


1.   Summary of Significant Accounting Policies

Nature of Business
- ------------------

The principal business activities of Strata Holding, Inc. (dba Don Cook Motors) and Ready Finance, Inc. (collectively the "Company") are retail and wholesale sales, and the related financing, of used vehicles in the South Florida market.

Use of Estimates
- ----------------

In preparing the financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Principles of Combination
- -------------------------

The combined financial statements include Strata Holding, Inc. and Ready Finance, Inc. Ownership of each Company is vested primarily in the same stockholders, and the Companies are under common management. Because of these relationships, the financial statements of the Companies have been presented as if they were a single entity. All material intercompany transactions and balances have been eliminated in combination.

Revenue Recognition
- -------------------
Vehicle sales are recognized upon delivery.

Interest income from finance receivables is recognized using the straight-line method which approximates the interest method.

Presentation of Revenues and Cost of Revenues
- ---------------------------------------------

The prices at which the Company sells its cars and the interest rate that it charges to finance these sales take into consideration that the Company's primary customers are high-risk borrowers, many of whom ultimately default. The provision for credit losses reflects these factors and is treated by the Company as a cost of both the future finance income derived on the contract receivables originated by the Company as well as a cost of the sale of the cars themselves. Accordingly, unlike traditional car dealerships, the Company does not present gross profit margin in its statement of operations calculated as sales of used vehicles less cost of used vehicles sold.

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements


1.   Summary of Significant Accounting Policies (Concluded)

Allowance for Credit Losses
- ---------------------------

The allowance for uncollectible finance receivables is maintained at a level which, in management's judgment, is adequate to absorb potential losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, collateral values, and economic conditions. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management's estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. However, the amount of change that is reasonably possible cannot be estimated. The allowance for uncollectible finance receivables is increased by a provision for loan losses, which is charged to expense. Repossessed vehicles are recorded as inventory at their estimated fair value. The difference between the balance of the installment contract and the estimated fair value of the repossessed vehicle is charged to the allowance for credit losses.

Inventories
- -----------

Inventories are stated at the lower of cost or market, on a specific unit basis.

Property and Equipment
- ----------------------

Property and equipment are stated at cost. Depreciation on equipment is computed using an accelerated method, and amortization on leasehold improvements is computed using the straight-line method, over the estimated useful lives of the assets.

Income Taxes
- ------------

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be "S corporations". In lieu of corporation income taxes, the stockholders of an S corporation are taxed on the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements



2.   Finance Receivables

Finance receivables consist of the following:

December 31,                                                         1996
- -------------------------------------------------------------------------------

Contractually scheduled payments                            $       7,137,220
Less unearned finance charges                                       1,509,839
- -------------------------------------------------------------------------------


      Principal balances, net                               $       5,627,381
- -------------------------------------------------------------------------------


Finance  receivables  consist  of  sales  of  vehicles  under  installment  sale
contracts  with  maturities  that  generally  do  not  exceed  48  months.   The
receivables bear interest at rates ranging from 17% to 30% and are collateralized by the vehicles sold. The Company holds title to the vehicles until full contract payment is made. Finance receivables are pledged as collateral under the note payable (see Note 5).

Changes in the allowance for credit losses are as follows:

Year ended December 31,                                               1996
- ------------------------------------------------------------------------------


Balance at beginning of year                                $         875,222
Loans charges off, net of recoveries                               (1,002,049)
Provision for credit losses                                         1,285,539
- -------------------------------------------------------------------------------


Balance at end of year                                      $       1,158,712
- -------------------------------------------------------------------------------


3.    Inventories

Inventories consist of the following:

December 31,                                                           1996
- -------------------------------------------------------------------------------


Used vehicles                                               $       1,512,753
Parts and accessories                                                  17,500
- -------------------------------------------------------------------------------
                                                            $       1,530,253
- -------------------------------------------------------------------------------

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements



4.   Property and Equipment

Property and equipment consists of the following:

                                             Useful
December 31,                                 Lives                 1996
- -------------------------------------------------------------------------------


Equipment                                    5 - 7            $ 146,154
Leasehold improvements                       31.5                69,234
- -------------------------------------------------------------------------------
                                                                215,388
Less accumulated depreciation and amortization                  146,208
- -------------------------------------------------------------------------------
                                                              $  69,180
- -------------------------------------------------------------------------------


5.   Notes Payable

Notes payable consist of the following:

Note payable to bank:

December 31,                                                        1996
- -------------------------------------------------------------------------------

$2,000,000  revolving line of credit due
to bank, bearing interest at prime plus
1% (9.75% at December 31, 1996),
collateralized by first lien on business
assets and second mortgage on real estate
(owned by a stockholder), due on demand                       $1,640,000
- -------------------------------------------------------------------------------

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements


5.   Notes Payable (Concluded)

Notes payable to related parties:

December 31,                                                       1996
- -------------------------------------------------------------------------------


Unsecured notes payable to stockholders
with interest ranging from 6% to 12%,
due December 31, 1996                                         $1,139,000

Unsecured notes payable to relatives of
stockholders, with interest ranging from
6% to 12% and due from December 31,
1996 to December 31, 1997                                        507,625

Unsecured notes payable to companies under
common control, interest at 6%, due
December 31, 1996                                                868,000
- -------------------------------------------------------------------------------
                                                              $2,514,625
- -------------------------------------------------------------------------------


The line of credit and notes payable to related parties were paid off in July 1997 in connection with the sale of the Company's assets (see Note 10).

6.   Stockholders' Equity

At December 31, 1996 the Company's stockholders' equity consisted of the following:

                                                                      Retained
                                             Common                   Earnings
                                             Stock                    (Deficit)
- -------------------------------------------------------------------------------


Strata Holding, Inc. par value
$1 per share, 7,500 shares
authorized, 1,000 shares issued
and outstanding                            $    1,000             $ (105,770)

Ready Finance, Inc. par value
$1 per share, 7,500 shares
authorized, 1,000 shares issued
and outstanding                                 1,000              2,070,722
- -------------------------------------------------------------------------------
                                           $    2,000             $1,964,952
- -------------------------------------------------------------------------------

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements


7.   Lease Commitments

The Company leases an office building and a warehouse from a stockholder. The future minimum rentals under noncancellable operating leases with this related party are as follows:

Year ending December 31,
- -------------------------------------------------------------------------------

1997                                                                  $105,000
1998                                                                    87,000
1999                                                                    51,000
2000                                                                    22,000
- -------------------------------------------------------------------------------
                                                                      $265,000
- -------------------------------------------------------------------------------


8.   Related Party Transactions

The facilities under operating leases (Note 7) are owned by a stockholder. Total rent paid to that stockholder for those facilities amounted to $107,890 during 1996.

The building occupied by Ready Finance, Inc. which is owned by a stockholder is being held for collateral against the line of credit (see
Note 5).

Interest expense on related party notes payable (see Note 5) was $136,689 during 1996.

9.   Supplemental Cash Flow Information

Cash paid for interest approximated $444,188 during 1996.

Strata Holding, Inc.
and Ready Finance, Inc.

Notes to Combined Financial Statements


10.  Subsequent Event

On June 27, 1997, the stockholders of Strata Holding, Inc. ("Strata") and Ready Finance, Inc. ("Ready" entered into an agreement to sell substantially all of the assets owned or used by Strata and Ready to Smart Choice Automotive Group, Inc. ("Smart Choice"). In addition, Smart Choice assumed certain liabilities of Strata and Ready and paid off the related party notes payable (see Note 5).

As consideration for the assets acquired, Smart Choice paid the stockholders cash of $3.2 million, paid off the Company's line of credit of approximately $1.8 million (see Note 5), and issued to Ready a subordinated note in the amount of $3,680,089 and a secured note in the amount of $1,200,000. The notes bear interest at 9% and are payable in equal monthly installments which total $27,112 until June 1999 when the entire unpaid balances plus accrued interest are due in full. The secured note is collateralized by certain equipment and inventory.

The transaction described above resulted in the termination of the Company's election under the Internal Revenue Code to be "S Corporations".

                             Supplemental Material
                            ------------------------





Independent Auditors' Report
on Supplemental Material



Our audits of the combined financial statements included in the preceding section of this report were made for the purpose of forming an opinion on those statements taken as a whole. The supplemental material presented in the following section of this report is presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information has been subjected to the auditing procedures applied in the audit of the combined financial statements and, in our opinion, is fairly stated in all material respects in relation to the combined financial statements taken as a whole.


                                                   /s/ BDO Seidman, LLP
Orlando, Florida                                   Certified Public Accountants
September 7, 1997

Strata Holding, Inc.
and Ready Finance, Inc.

Combining Balance Sheet


                                       Strata             Ready        Combining      Combined
December 31, 1996                   Holding, Inc.     Finance, Inc.     Entries        Totals
- -----------------------------------------------------------------------------------------------

Assets
Cash                                   $    20,840    $    65,160    $      --      $    86,000
Accounts receivable                        171,592           --             --          171,592
Finance receivables, net                      --        4,468,669           --        4,468,669
Inventory                                1,530,253           --             --        1,530,253
Property and equipment, net                 69,180           --             --           69,180
Intercompany receivable                  1,573,000           --       (1,573,000)          --
Other assets                                50,617         40,518           --           91,135
- -----------------------------------------------------------------------------------------------


                                       $ 3,415,482    $ 4,574,347    $(1,573,000)   $ 6,416,829

- -----------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity
Liabilities
Accounts payable                       $   271,882    $      --      $      --      $   271,882
Sales tax payable                           23,370           --             --           23,370
Note payable - bank                      1,640,000           --             --        1,640,000
Notes payable - related
  parties                                1,585,000        929,625           --        2,514,625
 Intercompany payable                         --        1,573,000     (1,573,000)          --
- -----------------------------------------------------------------------------------------------


Total liabilities                        3,520,252      2,502,625     (1,573,000)     4,449,877
- -----------------------------------------------------------------------------------------------

Stockholders' equity
Common stock                                 1,000          1,000           --            2,000
Retained earnings (deficit)               (105,770)     2,070,722           --        1,964,952
- -----------------------------------------------------------------------------------------------

Total stockholders' equity
 (deficit)                                (104,770)     2,071,722           --        1,966,952
- -----------------------------------------------------------------------------------------------

                                       $ 3,415,482    $ 4,574,347    $(1,573,000)   $ 6,416,829
- -----------------------------------------------------------------------------------------------

Strata Holding, Inc.
and Ready Finance, Inc.

Combining Statement of Operations




Year ended                         Strata             Ready   Combining       Combined
December 31, 1996            Holding, Inc.     Finance, Inc.    Entries         Totals
- -------------------------------------------------------------------------------------------

Revenues:
Sales of used vehicles        $  9,515,375    $       --      $       --      $  9,515,375
Income on finance
  receivables                         --         1,614,588         (88,380)      1,526,208
- ------------------------------------------------------------------------------------------

                                 9,515,375       1,614,588         (88,380)     11,041,583
- ------------------------------------------------------------------------------------------

Cost of Revenues:
Cost of used vehicles sold       6,973,535            --              --         6,973,535
Provision for credit losses        525,137         509,725         250,677       1,285,539
- ------------------------------------------------------------------------------------------


                                 7,498,672         509,725         250,677       8,259,074
- ------------------------------------------------------------------------------------------


Net revenues                     2,016,703       1,104,863        (339,057)      2,782,509

Operating expenses               1,728,265         459,112            --         2,187,377
- ------------------------------------------------------------------------------------------


Income from operations             288,438         645,751        (339,057)        595,132
Interest expense                   390,507         167,244        (339,057)        218,694
- ------------------------------------------------------------------------------------------


Net income (loss)             $   (102,069)   $    478,507    $       --      $    376,438
- ------------------------------------------------------------------------------------------

